EXHIBIT 4.3
SUPPLEMENTAL INDENTURE
          SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of September 14, 2007, among TRW INTEGRATED CHASSIS SYSTEMS LLC, a Delaware limited liability company (the “New Guarantor”), a subsidiary of TRW AUTOMOTIVE INC., a Delaware corporation (the “Company”), the existing guarantors named herein (the “Existing Guarantors”) and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
          WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of March 26, 2007, providing for the issuance of the Company’s 7 1/4% Senior Notes due 2017 (the “Securities”), initially in the aggregate principal amount of $600,000,000;
          WHEREAS Section 4.07 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and
          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
          1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.
          2.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
          5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTOR:

TRW INTEGRATED CHASSIS SYSTEMS LLC

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Chief Financial Officer

COMPANY:

TRW AUTOMOTIVE INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Executive Vice President and Chief Financial Officer

EXISTING GUARANTORS:

TRW AUTOMOTIVE FINANCE (LUXEMBOURG) S.a.r.l.

/s/ Graham Plumley

Name: Graham Plumley
Title: Director

AUSTRIAN HOLDCO L.L.C.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: On Behalf of TRW Automotive Inc., Its Sole Member

KELSEY-HAYES COMPANY

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Treasurer

KELSEY-HAYES HOLDINGS INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Treasurer

KH HOLDINGS, INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Treasurer

LAKE CENTER INDUSTRIES TRANSPORTATION, INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Secretary

LUCAS AUTOMOTIVE INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Treasurer

LUCASVARITY AUTOMOTIVE HOLDING COMPANY

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Chief Financial Officer

TRW AUTO HOLDINGS INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Chief Financial Officer

TRW AUTOMOTIVE (LV) CORP.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Treasurer

TRW AUTOMOTIVE HOLDING COMPANY

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Treasurer

TRW AUTOMOTIVE J.V. LLC

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Chief Financial Officer

TRW AUTOMOTIVE SAFETY SYSTEMS ARKANSAS INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Treasurer

TRW AUTOMOTIVE U.S. LLC

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Chief Financial Officer

TRW EAST INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Treasurer

TRW INTELLECTUAL PROPERTY CORP.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Treasurer

TRW OCCUPANT RESTRAINTS SOUTH AFRICA INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Treasurer

TRW ODYSSEY INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Treasurer

TRW OVERSEAS INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Treasurer

TRW POWDER METAL INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Treasurer

TRW SAFETY SYSTEMS INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Treasurer

TRW TECHNAR INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Treasurer

TRW VEHICLE SAFETY SYSTEMS INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Chief Financial Officer

VARITY EXECUTIVE PAYROLL, INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Treasurer

WORLDWIDE DISTRIBUTION CENTERS, INC.

/s/ Joseph S. Cantie

Name: Joseph S. Cantie
Title: Vice President and Assistant Secretary

TRUSTEE:

THE BANK OF NEW YORK, as Trustee

Name:
Title: